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                                                                    Exhibit 10.9


                       FMC 1995 MANAGEMENT INCENTIVE PLAN
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1. PURPOSE OF THE PLAN

The purpose of the FMC 1995 Management Incentive Plan is to promote the long-term performance of FMC by (i) providing long-term incentives in cash and common stock of FMC to key management employees of FMC and its subsidiaries, (ii) assisting in attracting and retaining as employees persons whose abilities, experience and judgment have contributed and will continue to contribute to the financial success and progress of FMC, and (iii) aligning the identity of interests of those employees and FMC's shareholders.


2. DEFINITIONS

(a)  "Award" means a Stated Year Incentive Award or an Incentive Benefit.

(b) "Board of Directors" means the Board of Directors of FMC as it may be constituted from time to time.

(c)  "CEO" means the Chief Executive Officer of FMC.

(d)  "Code" means the Internal Revenue Code of 1986, as amended.

(e) "Committee" means the Compensation and Organization Committee of the Board of Directors.

(f)  "Common Stock" means the common stock of FMC.

(g) "Date of Grant" means the date which is designated by the Committee as the date of grant of an Award.

(h) "Disability" means complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed when such disability commenced.

(i)  "Employee" means any person employed by the FMC Companies.

(j)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(k) "Fair Market Value" means the closing price of a share of Common Stock on a specified date as reported in the New York Stock Exchange Composite

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Transactions for such date, or such other measurement of value as may be specified by the Committee from time to time.

(l)  "Financial Objective" means Net Contribution.

(m)  "FMC" means FMC Corporation.

(n)  "FMC Company" or "FMC Companies" means FMC and each Subsidiary Company.

(o)  "Incentive Benefit" means an Award granted pursuant to Section 8.

(p) "Net Contribution" means for a business unit, operating profit after tax less the product of 11.5% (the capital charge) and the unit's Capital Employed (operating working capital plus net property, plant and equipment).

(q)  "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

(r) "Parent Corporation" means a corporation which, with respect to another corporation, is a parent corporation within the meaning of Section 424(e) of the Code.

(s) "Participant" means an Employee who has received an Award which has not been exercised, paid, cancelled or forfeited and which has not expired.

(t)  "Plan" means the FMC 1995 Management Incentive Plan.

(u) "Plan Year" means each calendar year commencing on or after January 1, 1995.

(v) "Restricted Stock" means Common Stock payable as part of an Award which is subject to a restriction period before it is paid to a Participant, and such other restrictions as may be specified by the Committee at the time the Award is granted.

(w) "Stated-Year Incentive Award" means an award payable in cash and either Common Stock or Restricted Stock based on achievement of a Participant's unit's Financial Objectives over a Stated-Year Period.

(x) "Stated-Year Incentive Target Bonus" means the target bonus established for each Participant which is the basis for the Participant's Stated-Year
Incentive Award.

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(y)  "Stated-Year Period" means a period of the number of years in the Incentive
     Award period determined by the Committee and commencing on January 1 of each Plan Year.

(z) "Subsidiary Company" means (i) any corporation the majority of the voting power of all classes of stock entitled to vote or the majority of the total value of shares of all classes of stock of which is owned, directly or indirectly, by FMC, or (ii) any trade or business other than a corporation the majority of the profits interest, capital interest or actuarial interest of which is owned, directly or indirectly, by FMC.

(aa) "Subsidiary Corporation" means a corporation or other entity that, with respect to another corporation, is a subsidiary corporation within the meaning of Section 424(f) of the Code.


3. ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board of Directors, the Committee shall have the authority and discretion to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan. Decisions and determinations by the Committee shall be final and binding on all persons. Notwithstanding anything to the contrary contained in the Plan, the Board of Directors shall also have all power and authority to perform any act granted to the Committee pursuant to the Plan.


4. PARTICIPATION

Participants shall be determined by the Committee, in its sole discretion, from Employees who, in the Committee's judgment, have a significant opportunity to influence the growth of FMC or whose outstanding performance or potential merit further incentive and reward for continued employment and accomplishment.


5. SHARES OF COMMON STOCK SUBJECT TO THE PLAN

Subject to adjustment pursuant to Section 9, at no time may the sum of (a) the number of shares of Common Stock issued in payment of Awards and subject to outstanding Awards under this Plan and (b) the number of shares of Common Stock issued or subject to outstanding options under the FMC 1995 Stock Option Plan exceed 3.0 million. In the event that any outstanding Award for any

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reason expires, terminates, is cancelled or forfeited, without having been exercised or otherwise realized in full, the shares of Common Stock allocable to the expired, terminated, cancelled or forfeited portion of such Award shall (unless the Plan shall have been terminated) become available for subsequent grants of Awards.


6. STATED-YEAR INCENTIVE AWARDS

(a) Financial Objectives. The Committee shall determine the number of years in each Incentive Award period. The Committee, after consultation with the CEO, shall establish the Financial Objective for each unit for each Stated-Year Period. A Stated Year Incentive Target Bonus shall be established by the CEO for each Participant.

(b) Individual Awards. Following the close of each Stated-Year Period, the Committee shall evaluate the performance of each unit against the unit's Financial Objective for the Stated-Year Period, and certify a rating of zero to three for the unit. A Participant's Stated-Year Incentive Award shall be the product of the rating for the Participant's unit and Stated-Year Incentive Target Bonus.

(c)  Form and Time of Payment

     (i) Form. Each Stated-Year Incentive Award will be paid partly in cash and partly in either Common Stock that is not Restricted Stock or Restricted Stock, as elected by the Participant; provided, however, that if a Participant is covered by FMC's Stock Ownership Policy and such Participant does not own a sufficient amount of Common Stock under the Stock Ownership Policy guidelines, such Participant shall receive the stock portion of the Stated-Year Incentive Award in Restricted Stock. The number of shares of stock payable shall be equal to (A) the quotient of the stock portion of the Participant's Stated-Year Incentive Award divided by the Fair Market Value on the last day of the Stated-Year Period to which the award relates plus (B) 20 percent of the quotient in
(A) provided that, if the Participant receives Common Stock that is not restricted, the number of shares payable shall be reduced by one-sixth. The portion of the Stated-Year Incentive Award to be paid in cash and in stock shall be as determined by the Committee at the date of grant of the Award.

     (ii) Timing. Payment of the portion of each Stated-Year Incentive Award payable in cash or Common Stock that is not Restricted Stock shall be made, without interest, as soon as practicable after the close of the Stated-Year Period to which such award relates. Payment of any portion of a Stated-Year Incentive Award payable in Restricted Stock will be made as soon as practicable

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following the close of the restricted period for that Restricted Stock and the ending, or fulfillment, of other restrictions applicable to the Restricted
Stock.

(d) Special Rules for Transition Period. Each Participant in the 1995 and/or 1996 Plan Years shall receive a draw against the Stated-Year Incentive Award otherwise payable for the Stated-Year Periods beginning January 1, 1995 and/or January 1, 1996. The amount of such draw shall be paid in cash and shall equal the target bonus amount under the BPF portion of the prior plan. Such Participant's Stated-Year Incentive Award, if any, for the Stated-Year Periods beginning in 1995 and/or in 1996 shall be reduced (but not below zero) by the amount of such draw.

(e) Transfers Between Units. If a Participant transfers employment from one unit to another during a Stated-Year Period, the Participant's Stated-Year Incentive Award shall be prorated based on the proportion of time spent in each unit in which the Participant has spent at least six months.


7. TERMINATION OF EMPLOYMENT

(a) During Award Period. Subject to meeting the performance goals, a Participant shall be entitled to receive payment of a Stated-Year Incentive Award only if employment with the FMC Companies continues uninterrupted from the first day of participation in the Award to the earlier of: (i) the last day of the applicable Stated-Year Period, (ii) retirement under the terms of any formal retirement plan of any FMC Company, (iii) death, or (iv) Disability; provided that if termination occurs before the last day of the applicable Stated-Year Period for any of the reasons contained in (ii), (iii) or (iv) the Award shall be prorated. Termination of employment before the last day of the applicable Stated-Year Period for any reason other than the reasons contained in (ii),
(iii) or (iv) will result in automatic cancellation and forfeiture of the Award, provided that the Committee may, if it believes circumstances warrant such action, authorize payment of all or any portion of any Award that otherwise would be forfeited pursuant to this section.

(b)  During Restriction Period for Restricted Stock.  Notwithstanding paragraph
(a) of this section, if a Participant receives Restricted Stock and employment with the FMC Companies is terminated for any reason contained in (ii), (iii) or
(iv) of paragraph (a) or involuntary termination prior to the conclusion of the restriction period for Restricted Stock, the Participant shall receive a number of shares equal to the sum of (A) five-sixths of the number of shares of Restricted Stock payable under Section 6(c)(i) and (B) the product of one-sixth of the number of shares of Restricted Stock payable under Section 6(c)(i) and a fraction, the numerator of which is the number of days between the commencement of the restriction period for the Restricted Stock and the

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termination of employment and the denominator of which is 365 times the number of years in the restriction period for the Restricted Stock, and the balance of the stock portion of the Award shall be forfeited. If, prior to the conclusion of the restriction period for Restricted Stock, the Participant otherwise voluntarily terminates employment with the FMC Companies, any of the FMC Companies terminates the Participant's employment for good cause (as defined in Section 12(e)), or the Committee determines, in its sole discretion, that the Participant has engaged or may engage in employment or activities competitive with, or contrary to the best interests of, the FMC Companies, the Participant shall receive a number of shares equal to five-sixths of the number of shares of Restricted Stock payable under Section (c)(1).

8. INCENTIVE BENEFITS

In addition to Stated-Year Incentive Awards, the Committee may, at its discretion, create and grant such Incentive Benefits as it believes are desirable (including by way of illustration and not by way of limitation, stock appreciation rights, stock bonus and restricted stock awards), provided that:

     (a) any Incentive Benefits shall be governed by the terms of the Plan as in effect on the Date of Grant of such Incentive Benefits, and for such purpose, notwithstanding the provisions of Section 15, the Committee may amend the Plan to create and describe Incentive Benefits and the governing terms thereof;

     (b) the creation of Incentive Benefits may not, without stockholder approval, (i) increase the total number of shares of Common Stock issuable under the Plan, or (ii) materially modify the requirements as to eligibility for participation in the Plan;

     (c) the Committee shall not have the power to create and grant
Incentive Benefits that would result in the grant of a prohibited tandem stock option or other prohibited tandem arrangement, with respect to any Incentive Stock Options, as described in applicable regulations under Section 422 of the Code, and

     (d) with respect to grants and awards to persons subject to Section
16(b) of the Exchange Act, Incentive Benefits granted or awarded shall have such terms and conditions as will comply with Rule 16b-3 or other similar rules.


9. DILUTION AND OTHER ADJUSTMENTS

In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation,

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spinoff, reorganization, combination or exchange of shares or other similar corporate change, the Committee shall make such adjustments, if any, as it in its sole discretion deems equitable (a) in the number of shares of Common Stock that may be issued under the Plan in payment of any Award, or (b) in the Financial Objectives during any Stated-Year Period from which the requisite performance levels are calculated, such adjustments to be conclusive and binding upon all parties concerned. The Committee may also make adjustments, to the extent it deems appropriate, in a unit's performance goals during and after any Stated-Year Period to compensate for or reflect any significant changes that may have occurred during such Stated-Year Period in accounting practices, tax laws or other laws or regulations which alter or affect the unit's performance, actual economic conditions, such as inflation, when contrasted with the assumptions underlying the unit's performance goals or changes resulting from corporate restructuring including without limitation, acquisitions and divestitures.

10. CHANGE OF CONTROL

If a Change of Control of the Company occurs while any Awards remain outstanding under the Plan, then from and after the date of such Change of Control, the full value of each outstanding Award shall become exercisable and/or fully vested and shall be paid in full to the Participant as soon as practicable following the date of such Change. A "Change of Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied:

     (a) The "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 20 percent (20%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities") is acquired by a Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate thereof, any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company); provided, however, that any acquisition from the Company or any acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of paragraph (c) of this Section 10 shall not be a Change of Control under this paragraph (a); or

(b) Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent

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Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

     (c) Consummation by the Company of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a "Business Combination"), in each case, unless immediately following such Business Combination: (i) more than 60% of the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (the "Parent Corporation"), is represented, directly or indirectly by Company Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) except to the extent that such ownership of the Company existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

However, in no event shall a Change of Control be deemed to have occurred, with respect to the Executive, if the Executive is part of a purchasing group which consummates the Change of Control transaction. The Executive shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Executive is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company, or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined

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prior to the Change of Control by a majority of the nonemployee continuing
Directors).

11. CANCELLATION OF AWARDS

The Committee may cancel all or any part of an Award with the written consent of the Participant holding such Award. In the event of any cancellation, all rights of the former Participant in respect of such cancelled Award shall terminate.


12. MISCELLANEOUS PROVISIONS

(a) Assignment and Transfer. Awards shall not be transferable other than by will or the laws of descent and distribution and Awards may be exercised or otherwise realized, during the lifetime of the grantee, only by the grantee or by his or her guardian or legal representative.

(b) No Right to Awards or Employment. No Employee or other person shall have any claim or right to be granted an Award, nor shall any Participant have a right to receive payment of an Award in any form other than as the Committee shall approve. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee or Participant any right to be retained in the employ of any FMC Company.

(c) Taxes. The FMC Companies shall have the right to deduct from payment of an Award any taxes required by law to be withheld from an Employee with respect to such payment and, in the case of Awards paid in Common Stock the Employee or other person receiving such stock shall be required to pay to the FMC Companies the amount of any taxes required to be withheld from an Employee with respect to such stock.

(d) Securities Laws. Each Award shall be subject to the condition that such Award may not be exercised or paid if the Committee determines that the sale of securities upon exercise or payment of such Award may violate the Securities Act of 1933 or any other law or requirement of any governmental authority. FMC shall not be deemed by any reason of the granting of any Award to have any obligation to register the shares subject to such Award under the Securities Act of 1933 or to maintain in effect any registration of such shares which may be made at any time under the Securities Act of 1933.

(e) Good Cause. For purposes of this Plan, "good cause" means: (i) the Employee's willful and continued failure to substantially perform his duties with the Company (other than any such failure resulting from Disability), after a written demand for substantial performance is delivered to the Employee that specifically identifies the manner in which the Company believes that the

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Employee has willfully failed to substantially perform his duties, and after the
Employee has failed to resume substantial performance of his duties on a continuous basis within thirty (30) calendar days of receiving such demand; (ii) the Employee's willfully engaging in conduct (other than conduct covered under (i) above) that is demonstrably and materially injurious to the Company, monetarily or otherwise, or (iii) the Employee's having been convicted of, or plead guilty or nolo contendere to, a felony. For purposes of this paragraph, no act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or upon the instructions of the chief executive officer or a senior officer of the Company or based upon the advice of counsel for the company shall be conclusively presumed to be done, or omitted to be done, by the employee in good faith and in the best interests of the Company.

(f) Severability. Whenever possible, each provision in the Plan and in every Award shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan or any Award shall be held to be prohibited by or invalid under applicable law then (i) such provision shall be deemed amended to, and to have contained from the outset such language shall be necessary to, accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (ii) all other provisions of the Plan and every Award shall remain in full force and effect.

(g) No Strict Construction. No rule of strict construction shall be applied against FMC, the Committee or any other person in the interpretation of any of the terms of the Plan, any Award or any rule or procedure established by the Committee.

(h) Stockholder Rights. A Participant shall not have any dividend, voting or other stockholder rights by reason of an Award prior to the issuance of any Common Stock pursuant to such Award.

(i) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the United States of America and, to the extent not inconsistent therewith, by the laws of the State of Illinois.

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13. AMENDMENT AND TERMINATION

(a) Amendment. The Board of Directors may at any time amend, suspend or terminate the Plan, provided that no such action shall adversely affect any rights under any Award theretofore granted or change the objectives or other measure of performance applicable to an Award in a manner adverse to Participants in accordance with Section 9. No amendment may, without stockholder approval in accordance with Section 14, increase the total number of shares of Common Stock issuable under the Plan.

(b) Termination. The right to grant further Awards shall terminate automatically upon the granting of such Awards which, together with shares of Common Stock previously issued and/or subject to outstanding Awards, equals the maximum authorized under the Plan, subject to additional shares of Common Stock becoming available for Awards by reason of forfeitures or cancellations of earlier Awards.


14. EFFECTIVE DATE OF THE PLAN

The Plan shall become effective as of January 1, 1995, subject to approval by the affirmative vote of the holders of a majority of the securities of FMC present, or represented, and entitled to vote at the next annual meeting of the stockholders of FMC.

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